Exhibit 99.1

NEWS RELEASE

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports 12% Increase in Total Investment Income for
First Quarter 2024

●	Strategy focused on expanding portfolio composition with new debt investments drives total investment income growth of 12% to $2.1 million for the first quarter of 2024
●	Investment portfolio comprised of 70% interest yielding debt instruments at quarter-end compared with 64% at the end of 2023, improving portfolio yield and net interest income
●	Net asset value per share (“NAV”) was $23.85 at March 31, 2024, up 1% from year-end 2023
●	Sold remaining ACV Auctions stock, netting a realized gain of $3.5 million
●	Invested $10.8 million in new and follow on investments during the first quarter
●	Increased regular quarterly dividend 16% to $0.29 per share for second quarter 2024

BUFFALO, NY, May 13, 2024 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the first quarter ended March 31, 2024.

Daniel P. Penberthy, President and Chief Executive Officer of Rand, commented, “Our continued deployment of capital, primarily directed towards debt investments, has proven to be a successful strategy that yielded strong results in the first quarter of 2024. The first quarter was a busy period in our portfolio, marked by new and follow-on investments and portfolio repayments, underscoring the strength and agility of our investment approach. Furthermore, we capitalized on market opportunities by realizing $3.5 million on the sale of our ACV Auctions stock. This exit, coupled with the utilization of our credit facility, enabled us to deploy over $10 million during the quarter, further strengthening our interest yielding portfolio.

“Looking ahead, we remain committed to our strategy and are focused on driving investment income growth, which is a vital catalyst in supporting our ability to generate sustainable dividends for our shareholders in the future.”

First Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income grew $216,000, or 12%, to $2.1 million, which reflected a 40% increase in interest from portfolio companies, partially offset by lower dividend income.

●	Total expenses were $1.2 million compared with $1.0 million in last year’s first quarter. The change reflects a $232,000 increase in interest expense on borrowings under the senior revolving credit facility, partially offset by a decrease in capital gains incentive fees to the Company’s external investment adviser. The first quarter of 2024 included an expense of $112,000 in capital gains incentive fees compared with $291,000 for the first quarter of 2023.

●	Adjusted expenses, which exclude capital gains incentive fees and is a non-GAAP financial measure, were $1.1 million compared with $757,000 in the first quarter of 2023. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

Rand Capital Reports 12% Increase in Total Investment Income for First Quarter 2024 May 13, 2024 Page 2 of 8

●	Net investment income grew 17% to $840,000, or $0.33 per share, from $715,000, or $0.28 per share, in the first quarter of 2023. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual expense, was $0.37 per share compared with $0.39 in last year’s first quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

Portfolio and Investment Activity

As of March 31, 2024, Rand’s portfolio included investments with a fair value of $82.8 million across 30 portfolio businesses. This was an increase of $5.6 million, or 7%, from December 31, 2023, and reflected new and follow on investments and valuation adjustments in multiple portfolio companies, partially offset by the ACV Auctions stock sale and other portfolio company loan repayments. At March 31, 2024, Rand’s portfolio was comprised of approximately 70% in debt investments, 25% in equity investments in private companies, and 5% in publicly traded equities consisting of other BDCs. The annualized weighted average yield of debt investments, which includes PIK interest, was 13.7% at March 31, 2024, compared with 13.6% at the end of 2023.

First quarter 2024:

●	Funded a new investment of $3.2 million in Mountain Regional Equipment Solutions (MRES), which consisted of a $3.0 million term loan at 14% and a $205,000 equity investment. MRES supplies automated lubrication systems, active and passive safety systems and maintenance products for mobile heavy equipment, on-highway and vocational transport equipment, stationary and mobile industrial equipment, and cranes.

●	Mattison Avenue Holdings repaid its existing $1.9 million loan during the quarter. Subsequently, Rand funded a new debt investment of $5.5 million in Mattison Avenue Holdings, which will carry a rate of 14%, including PIK interest.

●	Funded a follow-on debt investment of $1.8 million in Seybert’s Billiards Corporation. Rand’s total debt and equity investment in Seybert’s had a fair value of $7.8 million at quarter-end.

●	Sold remaining 194,934 shares of ACV Auctions at an average price of $18.02 per share, realizing $3.5 million. The ACV shares had been previously valued at $2.95 million on December 31, 2023.

●	Received $687,000 principal loan repayment from Pressure Pro, Inc. At quarter-end, Rand’s total debt and equity investment in Pressure Pro had a fair value of $2.4 million.

Liquidity and Capital Resources

Cash was $759,000 at March 31, 2024. The Company also held shares valued at approximately $4.5 million in other publicly traded BDCs, which are available for future liquidity needs including dividends and portfolio investments.

At March 31, 2024, Rand had outstanding borrowings of $19.2 million on its existing $25.0 million senior secured revolving credit facility. The outstanding borrowings carried an interest rate of 8.8% at quarter-end.

The Company did not repurchase any outstanding common stock during the first quarter of 2024.

Rand’s Board of Directors renewed the share repurchase program authorizing the purchase of up to $1.5 million in additional Rand common stock. The shares may be repurchased from time to time in the open market and in accordance with applicable regulations of the Securities and Exchange Commission. The stock repurchase program does not obligate the Company to purchase any shares, and the timing and exact amount of any repurchases will depend on various factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements and other factors. The renewed stock repurchase program expires on May 7, 2025, and may be suspended, terminated or amended by the Board at any time prior to the expiration date.

Rand Capital Reports 12% Increase in Total Investment Income for First Quarter 2024 May 13, 2024 Page 3 of 8

Dividends

On February 26, 2024, Rand declared its regular quarterly cash dividend distribution of $0.25 per share, which was paid during the first quarter to shareholders of record as of March 13, 2024.

On May 8, 2024, Rand declared its regular quarterly cash dividend distribution of $0.29 per share, which was increased by $0.04 per share or 16%. The cash dividend will be distributed on or about June 14, 2024, to shareholders of record as of May 31, 2024.

Webcast and Conference Call

Rand will host a conference call and webcast on Monday, May 13, 2024, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations” where the replay will also be available.

A telephonic replay will be available from 5:00 p.m. ET on the day of the call through Monday, May 27, 2024. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13745657. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Kei Advisors LLC
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports 12% Increase in Total Investment Income for First Quarter 2024 May 13, 2024 Page 4 of 8

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	March 31, 2024 (Unaudited)	December 31, 2023
ASSETS
Investments at fair value:
Control investments (cost of $5,661,245 and $5,272,770, respectively)	$4,537,435	$4,148,960
Affiliate investments (cost of $46,960,202 and $45,720,974, respectively)	54,638,600	53,499,372
Non-Control/Non-Affiliate investments (cost of $24,282,868 and $17,371,862, respectively)	23,598,090	19,477,380
Total investments, at fair value (cost of $76,904,315 and $68,365,606, respectively)	82,774,125	77,125,712
Cash	759,183	3,295,321
Interest receivable	347,755	244,600
Prepaid income taxes	154,404	127,869
Deferred tax asset, net	65,815	39,179
Other assets	253,848	189,301
Total assets	$84,355,130	$81,021,982
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$302,480	$979,297
Accounts payable and accrued expenses	272,086	145,516
Line of credit	19,200,000	16,250,000
Capital gains incentive fees	2,392,000	2,279,700
Deferred revenue	619,225	552,256
Total liabilities	22,785,791	20,206,769

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 2,648,916; shares outstanding: 2,581,021 at 3/31/24 and 12/31/23	264,892	264,892
Capital in excess of par value	55,801,170	55,801,170
Treasury stock, at cost: 67,895 shares at 3/31/24 and 12/31/23	(1,566,605)	(1,566,605)
Total distributable earnings	7,069,882	6,315,756
Total stockholders’ equity (net assets) (per share – 3/31/24: $23.85; 12/31/23: $23.56)	61,569,339	60,815,213
Total liabilities and stockholders’ equity (net assets)	$84,355,130	$81,021,982

Rand Capital Reports 12% Increase in Total Investment Income for First Quarter 2024 May 13, 2024 Page 5 of 8

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Investment income:
Interest from portfolio companies:
Control investments	$187,483	$150,916
Affiliate investments	1,166,085	787,821
Non-Control/Non-Affiliate investments	460,080	358,166
Total interest from portfolio companies	1,813,648	1,296,903
Interest from other investments:
Non-Control/Non-Affiliate investments	1,914	132
Total interest from other investments	1,914	132
Dividend and other investment income:
Affiliate investments	13,125	347,148
Non-Control/Non-Affiliate investments	138,710	127,595
Total dividend and other investment income	151,835	474,743
Fee income:
Control investments	4,516	3,900
Affiliate investments	73,720	67,842
Non-Control/Non-Affiliate investments	21,586	7,978
Total fee income	99,822	79,720
Total investment income	2,067,219	1,851,498
Expenses:
Base management fee	302,595	245,393
Capital gains incentive fees	112,300	291,000
Interest expense	390,020	158,400
Professional fees	232,307	170,975
Stockholders and office operating	69,028	64,304
Directors’ fees	63,850	63,850
Administrative fees	38,167	37,250
Insurance	13,044	12,960
Corporate development	5,545	3,713
Total expenses	1,226,856	1,047,845
Net investment income before income taxes:	840,363	803,653
Income taxes, including excise tax expense	778	88,737
Net investment income	839,585	714,916
Net realized gain on sales and dispositions of investments:
Affiliate investments	—	58,329
Non-Control/Non-Affiliate investments	3,450,092	(4,941)
Net realized gain on sales and dispositions of investments	3,450,092	53,388
Net change in unrealized appreciation/depreciation on investments:
Affiliate investments	(100,000)	—
Non-Control/Non-Affiliate investments	(2,790,296)	1,401,973
Net change in unrealized appreciation/depreciation on investments	(2,890,296)	1,401,973
Net realized and unrealized gain on investments	559,796	1,455,361
Net increase in net assets from operations	$1,399,381	$2,170,277
Weighted average shares outstanding	2,581,021	2,581,021
Basic and diluted net increase in net assets from operations per share	$0.54	$0.84

Rand Capital Reports 12% Increase in Total Investment Income for First Quarter 2024 May 13, 2024 Page 6 of 8

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets
(Unaudited)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Net assets at beginning of period	$60,815,213	$57,721,320
Net investment income	839,585	714,916
Net realized gain on sales and dispositions of investments	3,450,092	53,388
Net change in unrealized appreciation/depreciation on investments	(2,890,296)	1,401,973
Net increase in net assets from operations	1,399,381	2,170,277
Declaration of dividend	(645,255)	(516,204)
Net assets at end of period	$61,569,339	$59,375,393

Rand Capital Reports 12% Increase in Total Investment Income for First Quarter 2024 May 13, 2024 Page 7 of 8

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended March 31, 2024	Three months ended March 31, 2023

Total expenses	$1,226,856	$1,047,845
Exclude expenses for capital gains incentive fees	112,300	291,000
Adjusted total expenses	$1,114,556	$756,845

Rand Capital Reports 12% Increase in Total Investment Income for First Quarter 2024 May 13, 2024 Page 8 of 8

Reconciliation of GAAP Net Investment Income per Share to
Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended March 31, 2024	Three months ended March 31, 2023

Net investment income per share	$0.33	$0.28
Exclude expenses for capital gains incentive fees per share	0.04	0.11
Adjusted net investment income per share	$0.37	$0.39

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